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          ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

                      ARTICLES OF AMENDMENT

         Alliance Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by changing the designations of all of the issued and unissued shares of Common Stock of the Portfolios of the Corporation as follows:

Current Name                                Amended Name

Money Market Portfolio Common Stock         Money Market Portfolio Class A
                                              Common Stock
Premier Growth Portfolio Common Stock       Premier Growth Portfolio Class A
                                              Common Stock
Growth and Income Portfolio Common Stock    Growth and Income Portfolio
                                              Class A Common Stock
U.S. Government/High Grade Securities       U.S. Government/High Grade
  Securities Portfolio Common Stock           Class A Common Stock
High-Yield Portfolio Common Stock           High-Yield Portfolio Class A
                                              Common Stock
Total Return Portfolio Common Stock         Total Return Portfolio Class A
                                              Common Stock
International Portfolio Common Stock        International Portfolio Class A
                                              Common Stock
Short-Term Multi-Market Portfolio Common    Short-Term Multi-Market Portfolio
  Stock                                       Class A Common Stock
Global Bond Portfolio Common Stock          Global Bond Portfolio Class A
                                              Common Stock
North American Government Income Portfolio  North American Government Income
  Common Stock                                Portfolio Class A Common Stock
Global Dollar Government Portfolio Common   Global Dollar Government Portfolio
  Stock                                       Class A Common Stock
Utility Income Portfolio Common Stock       Utility Income Portfolio Class A
                                              Common Stock
Conservative Investors Portfolio Common     Conservative Investors Portfolio
  Stock                                       Class A Common Stock
Growth Investors Portfolio Common Stock     Growth Investors Portfolio Class A
                                              Common Stock
Growth Portfolio Common Stock               Growth Portfolio Class A Common
                                              Stock
Worldwide Privatization Portfolio Common    Worldwide Privatization Portfolio
  Stock                                       Class A Common Stock
Technology Portfolio Common Stock           Technology Portfolio Class A
                                              Common Stock



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Quasar Portfolio Common Stock               Quasar Portfolio Class A Common
                                              Stock
Real Estate Investment Portfolio Common     Real Estate Investment Portfolio
  Stock                                       Class A Common Stock

         SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         IN WITNESS WHEREOF, Alliance Variable Products Series Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by the Chairman of the Board of Directors of the Corporation, John D. Carifa, and witnessed by its Secretary, Edmund P. Bergan, Jr., as of the 6th day of January, 1999. The undersigned Chairman of the Board of Directors of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.


                             ALLIANCE VARIABLE PRODUCTS SERIES
                             FUND, INC.


                             By:/s/ John D. Carifa
                                John D. Carifa
                                Chairman

WITNESS:


/s/Edmund P. Bergan, Jr.
Edmund P. Bergan, Jr.
Secretary










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